UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2008

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

TeleCommunication Systems, Inc. (TCS), today announced it has sold its rights, title and interest in United States Patent No. 6,871,215 to TIP Communications LLC. The specific terms of the agreement are confidential. After legal expenses, litigation costs and other obligations, TCS will net approximately $8 million from the sale of this patent coupled with the related settlement of one of TCS’s outstanding patent disputes, which will be reported in its second quarter financial statements as "other income". TCS will retain a limited license in the patent for the use in its own operations. As previously reported, TCS is continuing to pursue separate patent litigation against Sybase as part of continuing efforts to monetize its intellectual property portfolio.

Pursuant to General Instruction B.2. to Form 8-K, the information furnished in this Item 8.01 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

June 13, 2008	By:	Bruce A. White

Name: Bruce A. White
Title: Secretary